Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-260563) pertaining to the 2021 Stock Option and Incentive Plan, the 2021 Employee Stock Purchase Plan and the 2016 Stock Incentive Plan of Entrada Therapeutics, Inc.,
(2)Registration Statement (Form S-8 No. 333-263556) pertaining to the 2021 Stock Option and Incentive Plan and the 2021 Employee Stock Purchase Plan of Entrada Therapeutics, Inc.,
(3)Registration Statement (Form S-8 No. 333-270286) pertaining to the 2021 Stock Option and Incentive Plan and the 2021 Employee Stock Purchase Plan of Entrada Therapeutics, Inc.,
(4)Registration Statement (Form S-8 No. 333-277868) pertaining to the 2021 Stock Option and Incentive Plan and the 2021 Employee Stock Purchase Plan of Entrada Therapeutics, Inc., and
(5)Registration Statement (Form S-3 No. 333-268099) of Entrada Therapeutics, Inc.;

of our report dated February 27, 2025, with respect to the consolidated financial statements of Entrada Therapeutics, Inc. included in this Annual Report (Form 10-K) of Entrada Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 27, 2025